Exhibit 99.1

Staples, Inc. Details Corporate Express Integration Plans and Announces Preliminary Second Quarter Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Staples, Inc. (Nasdaq: SPLS) announced today details related to the integration of Corporate Express, the anticipated impact of the acquisition on future results, as well as preliminary results for its second quarter ended August 2, 2008.

In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Corporate Express has a widespread global distribution network and approximately 18,000 employees serving customers in 21 countries. With the addition of Corporate Express, Staples becomes a $27 billion company serving businesses of all sizes and consumers across 27 countries on five continents.

“The combination of Staples and Corporate Express brings significant opportunities to our customers, associates and shareholders,” said Ron Sargent, Staples’ chairman and chief executive officer. “The strength of our combined management team will allow us to take full advantage of this transformational acquisition, and create shareholder value for years to come.”

The acquisition will greatly enhance Staples’ position as the world’s premier office products company, expanding global operations and establishing a contract business in new geographies, including Canada, Europe, Australia and New Zealand. Additionally, Corporate Express provides enhanced product and service offerings, increased distribution network density and the addition of a strong and tenured management team.

Key additions to the Staples’ management team include Peter Ventress, who has been named President, Staples International, a new position reporting to Ron Sargent, and will oversee Staples’ business outside of the US and Canada. Jay Mutschler is responsible for Staples’ Fortune 1000 contract business in the US, reporting to Jay Baitler, Executive Vice President, Contract. Other key leaders joining Staples’ team include Michael Zahra, head of the Canadian Contract business, Peter Damman, head of the Contract business in Europe, and Grant Harrod, Managing Director and CEO of Corporate Express Australia. Shira Goodman, Staples’ Executive Vice President, Marketing, and Tim Beauchamp, Corporate Express’ Senior Vice President, Customer Care and Distribution Operations, are leading the integration planning process.

Integration efforts are well underway, with senior leaders from Staples and Corporate Express working together on more than a dozen committees to identify and capture synergies. Primary synergy opportunities include consolidated purchasing, overhead efficiencies, sharing of best practices, and logistics network efficiencies. Over the three year integration period, management anticipates total annual synergies to build to a range of $200 million to $300 million.

Preliminary Q2 2008 Performance – Staples’ Pre-Acquisition Business

Challenging market conditions continued during the company’s second quarter, resulting in weaker than anticipated results in Staples’ pre-acquisition business (which excludes the results of Corporate Express). Sales increased approximately three percent and earnings per share, on a diluted basis, decreased approximately 15 percent compared to the second quarter 2007.

North American Retail sales decreased approximately one percent in the second quarter, and comparable store sales decreased approximately seven percent versus 2007, reflecting continued weakness in customer traffic and average order size. North American Delivery grew sales approximately two percent, and International sales increased approximately 17 percent in US dollars and approximately six percent in local currency. During the second quarter of 2008, comparable store sales in Europe were also impacted by weakness in customer traffic and average order size, decreasing seven percent versus 2007.

The company’s second quarter results also reflect strong performance in the areas of customer service, new merchandising initiatives, variable expense management, inventory control, and free cash flow.

On September 3, 2008, Staples will report results for the second quarter ended August 2, 2008, which will include the results of Corporate Express for July 2008.

Outlook

For its pre-acquisition business, Staples expects low single-digit sales growth and flat earnings per share, on a diluted basis, for 2008. This excludes the previously disclosed impact on 2007 earnings for the $38 million pre-tax charge related to the settlement of California wage and hour class action litigation, as well as the impact of the Corporate Express acquisition. On a GAAP basis, the company expects the acquisition of Corporate Express to be slightly accretive to 2008 earnings per diluted share. As a result of the Corporate Express acquisition, the company’s estimated incremental interest expense is more than $100 million in the back half of 2008. The company’s preliminary forecast for amortization of intangibles is a range of $50 million to $70 million for the same period. The company expects these expenses to double in 2009. Additionally, Staples anticipates integration and restructuring expense to range from $30 million to $40 million in the back half of 2008, and to range from $50 million to $70 million in 2009.

In the near term, Staples plans to deploy free cash flows primarily to repay short term debt, and therefore does not anticipate repurchasing any of its shares.

Today's Conference Call

As previously announced, the company will host a conference call today at 8:00 a.m. (ET) to discuss additional details regarding the integration strategy of Corporate Express and the anticipated impact on future results. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With $27 billion in sales, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under headings that include the words “Outlook” or “Estimates” and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; economic conditions may cause a decline in business and consumer spending; we may not be able to successfully integrate Corporate Express with existing operations or realize the anticipated benefits from the acquisition; we may be unable to continue to open new stores and enter new markets successfully; our growth may strain our operations; we incurred substantial debt with our Corporate Express acquisition and we may be unable to manage it; our outstanding debt obligations could restrict our operating flexibility; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

CONTACT:
Staples, Inc.
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Laurel Lefebvre/Chris Powers, 508-253-4080/4632